                                                                     Exhibit 6.3

                              AMENDED AND RESTATED
                           SHOPPING CENTER SPACE LEASE

         THIS AMENDED AND RESTATED SHOPPING CENTER SPACE LEASE (this "Lease") is made as of the 15th day of September 1998, by and between JACKS' SUNILAND CENTER, LTD., a Florida limited partnership ("Landlord") and FLORIDA SAVINGS BANK, a Florida banking corporation ("Tenant"). This Lease, together with an Amended and Restated Shopping Center Space Lease for the "Retail Space" as shown in Exhibit "A" described herein between Landlord and Florida Savings Bancorp, Inc., replaces in its entirety that Shopping Center Space Lease between Landlord and Florida Savings Bancorp dated June 11, 1998.

         1.       PREMISES: COMMON AREAS: Landlord leases to Tenant and Tenant
                  ----------------------
leases from Landlord 6,734 square feet of enclosed space comprising the eastern seventy-four feet (74') of the building located at 8181 S.W. 117th Street, Village of Pinecrest, in Miami-Dade County, Florida, and more specifically shown as "Bank Space" in the sketch attached as Exhibit "A" hereto and by these references made a part hereof (the "Premises") which comprises a portion of JACKS' SUNILAND CENTER, Pinecrest, Florida ("Suniland Center"), the legal description of which is attached hereto as Exhibit "B", together with the right to use, in common with others, the parking areas, and other ingress/egress at Suniland Center.

         2.       LEASE TERM: LEASE DATE:
                  ----------------------

                  A.       General. The lease term ("Lease Term") is for 5
                           -------
years, commencing on September 15, 1998 (the "Lease Commencement Date"). Tenant's obligation to pay all rent, including Base Rent and Additional Rent, (collectively, "Rent"), as such terms are hereafter defined, will commence on the earlier of (x) ninety (90) days after the Lease Commencement Date, or (y) the date the Tenant opens for business within the Premises (the "Rent Commencement Date").

                  B.       Default Prior to Rent Commencement Date. The parties
                           ---------------------------------------
agree that as long as Tenant shall have duly kept and performed all of the terms and conditions to be kept and performed by Tenant under this Lease, Tenant may occupy the Premises for the time period beginning on the Lease Commencement Date and ending on the Rent Commencement Date (hereinafter referred to as the "Rent Free Period"), for purposes of constructing the Tenant Improvements (hereafter defined), without the payment of any "Base Rent" or "Additional Rent", provided, however, that (i) all of the other terms and provisions of this Lease shall apply during the Rent Free Period. The Rent Free Period shall terminate on the Rent Commencement Date. From and after the Rent Commencement Date, Tenant shall begin paying all rent due hereunder, that is, Base Rent and Additional Rent, pursuant to all the terms of this Lease.

         3.       RENT:
                  ----

                  A.       Base Rent. During the Lease Term, Tenant will pay as
                           ---------
the base rent for the Premises and the Premises Building ("Base Rent") in the amounts described in this Section 3, with same being payable without demand, setoff or deduction, in advance, on or before the first day of each month, in equal monthly installments, plus applicable sales and other similar taxes as are now or later enacted.

                           (1)      During the first Lease Year, Tenant shall
pay Base Rent of $151,515.00 in 12 monthly payments of $12,626.25 (calculated as follows: 6,734 sq. ft. Premises x $22.50 sq. ft./year).

                           (2)      Commencing on the first anniversary of the
Lease Commencement Date, and an every anniversary hereafter during the Lease Term, and any Extension Terms (as hereinafter defined) as way be applicable. Tenant's payments of annual Base Rent shall increase by an amount computed in accordance with the following provisions:

                           (a) Landlord shall compute the increase of the cost of living for each lease year based on the Consumer Price Index - Urban Wage Earners and Clerical Workers (US, City Average - all items) 1982-84 = 100, hereinafter called the "Index," published by the Bureau of Labor Statistics of the United States Department of Labor. The Index number indicated in the Column for U.S. City Average entitled "All Items" in September of each Lease Year shall be the "Current Index Number," and the corresponding index number on September, 1998, shall be the "Base Index Number." In the event the Index is discontinued, the Consumer Price Index-Seasonally Adjusted U.S. - City Average for All Items for Urban Wage Earners and Clerical Workers (198284 - 100) published monthly in the "Monthly Labor Review" by the Bureau of Labor Statistics of the United States Department of Labor ("CPI-W") shall be used for making the computations described below. In the event CPI-W is discontinued, comparable statistics published by a responsible financial periodical or recognized authority selected by the Landlord shall be used for making the computation described below. Once computed, Landlord shall not be obligated to make any adjustments or recomputation, retroactive or otherwise, by reason of any revision or corrections which may later be made in the Index.

                           (b)      The new payment of annual Base Rent for
                  each Year shall be arrived at by multiplication of the payment of Base Rent for the preceding Lease Year by a fraction, the numerator of which shall be the Current Index Number and the denominator of which shall be the Base Index Number. The new annual payment of Base Rent, divided into twelve monthly installments, shall be due and payable to Landlord commencing on the first day of each successive Lease Year. Notwithstanding the preceding, in no event shall the increase to annual Base Rent in any Lease Year be less than three percent (3 %) or more than five percent (5 %) of the preceding Lease Year's Base Rent.

                           (3)      In consideration of the Tenant Improvements
to be constructed by Tenant at its expense, Landlord shall grant to Tenant a credit against the foregoing Base Rent in consideration of the value of the Tenant Improvements described in Section 10 in the sum of $91,200. The credit shall be applied in sixty (60) equal installments against sixty (60) months of Base Rent payable hereunder, beginning with the second month's Base Rent payable hereunder.

         B.       Taxes. In addition to the Rent required by Section 3.A.
                  -----
hereof, and other charges required of Tenant, Tenant agrees to pay as Additional Rent, during the Lease Term and say Extension Term thereof, a proportionate share of the Taxes on Suniland Center, which, until the construction of additional enclosed space as described later in this Section, shall be equal to twenty-four and 67/100 percent (24.67%) of said Taxes attributable to the unimproved land and eighty-two and 22/100 percent (82.22%) of the Taxes attributable to the Building. At such time as the number of square feet of enclosed rentable space at Suniland Center increases due to Landlord's construction of additional space, Tenant's proportionate share of the Taxes, without differentiation between land and improvements, shall be recalculated based upon such increase of square feet as of the date upon which a certificate of completion is issued therefor by dividing the number of rentable square feet of enclosed space within the Premises by the total number of rentable square feet of enclosed space at Suniland Center.

                  (1) Landlord shall provide to Tenant a copy of each year's actual ad valorem tax bill for Suniland Center no later than November 10th of each year and Tenant shall pay to Landlord Tenant's proportionate share of the November discounted amount shown thereon within fifteen (15) days of receipt.

                  (2) For the Tax Year in which Lease Term commences or terminates, the provision of this Section shall apply, but Tenant's liability for its proportionate share of any Taxes for such year shall be subject to a pro-rata adjustment based upon the number of days of such Tax Year falling within the Lease period beginning with the Rent Commencement Date.

         C.       Definition of Material Terms.
                  ----------------------------

                  (1) The term "Taxes" shall mean the gross amount of all impositions, taxes assessments (special or otherwise), water and sewer assessments and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except for taxes for the following categories which shall be excluded from the definition of Taxes: any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax-paying entity without regard to Landlord's income source as arising from or out of Suniland

Center) attributable in any manner to the Premises, Premises Building, the land on which the Premises and/or the Premises Building are located or the rents (however the term may be defined) receivable therefrom, or any part thereof, or any use thereon, or any facility located therein or used in conjunction therewith or any charge or other amount required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate Tax," "sales tax," "rental tax," "excise tax," "business tax," or designated in any other manner. If at any time during the Lease Term, or any of the Extension Periods, the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or on addition to or as a substitute of the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed a tax assessment, or otherwise on the rents received therefrom, or a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Premises or the Premises Building thereon, or the land therein, or any of them, and imposed upon Landlord, or a license fee, income, or similar tax based upon rents payable by Tenant to landlord, a franchise, income or similar tax based upon rents and/or other income from real estate and the improvements thereon, then all such taxes, assessments, levies, impositions or charges so measured or based or imposed against the Premises and/or the Premises Building or any other part thereof, or all of them, or the Landlord, shall be deemed to be included within the term "Taxes" for the purposes hereof.

                  (2) The term "Rent" shall mean the Base Rent and shall also include Additional Rent. The term "Additional Rent" is sometimes used herein to refer to any and all other sums payable by Tenant hereunder, including but not limited to late fees, reasonable attorney's fees and expenses, interest charges on past due payments and all other amounts paid by Landlord as a result of Tenant's failure to abide by the terms of this Lease. Tenant agrees to pay Additional Rent upon demand by Landlord and that Additional Rent is to be treated in the same manner as Rent hereunder, both in terms of the lien for Rent herein provided and in terms of the default provisions herein contained.

         D.       Related Provisions.
                  ------------------

                  (1) Tenant covenants and agrees to pay a late charge for any payment of Rent not received by Landlord on or before the fifteenth (15th) day of each month and for any other payment including, but not necessarily limited to, Additional Rent, not received by Landlord on or before the date when same is due. Said late charge shall be computed from the first day of the month in the case of Rent and from the date when same is due in the case of any other payment including, but not necessarily limited to, Additional Rent. The amount of the late charge shall be an amount equal to the interest accruing on the sum(s) outstanding, with such interest commencing on the dates aforesaid, ending on the date of receipt of the sum(s) by Landlord and having a rate equal to eighteen percent (18%) per annum. In the event any late charge is due to Landlord, Landlord shall advise Tenant in writing and Tenant shall pay said late charge to Landlord along with and in addition to the next payment of Rent.

                  (2) All sums due and payable pursuant to the terms and provisions of this Lease shall be paid by Tenant without offset, demand or other credit, and shall be payable only in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. All sums payable by Tenant hereunder by check shall be obtained against a financial institution located in the United States of America. The Rent and Additional Rent shall be paid by Tenant at Suniland Center management office located in Suniland Center or elsewhere as designated by Landlord in writing to Tenant. Landlord hereby acknowledges payment by Tenant of the amount of the first month's Base Rent and Florida State Sales Tax for the first month of this Lease, plus an amount equal to the first month's Base Rent to be held as an interest bearing Security Deposit.

                  (3) In addition to Base Rent and Additional Rent, Tenant shall and hereby agrees to pay to Landlord each mouth a sum equal to any sales tax on rentals and other similar charges now existing or hereafter imposed, based upon the privilege of leasing the space leased hereunder or based upon the amount of rent collected therefor.

                  (4) Additional Rent for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the Expiration Date of this Lease.

                  (5) Tenant hereby agrees that the Base Rent and the Additional Rent from time to time computed by Landlord shall be final and binding for all purposes of this Lease unless, within thirty-five (35) days after Landlord provides Tenant with written notice of the amount thereof, Tenant provides Landlord with written notice disputing the accuracy of such Base Rent and/or Additional Rent amounts ("Disputed Amounts"). Tenant shall have a period of thirty (30) days after receipt of notice given by Landlord of the amount of any revised amount of Base Rent and of any amount of Additional Rent to review Landlord's books and records relating to the calculation thereof, including all invoices and projections which may be used in the calculation of Common Area Maintenance charges. Landlord shall provide access to such books and records during normal business hours and if Landlord fails to allow such access, then the time period for Tenant to dispute such amounts shall be extended by the number of days that Landlord failed to allow access. The Disputed Amount shall not be subject to adjustment unless the Disputed Amount is demonstrated to be in error by an amount in excess of five percent (5%) of the Disputed Amount. Landlord hereby agrees, in the event it receives such notice from Tenant, to cooperate in promptly completing such review and promptly refunding any excess portion of the Disputed Amount so long as such excess portion exceeds five percent (5%) of the Disputed Amount. In the event the Disputed Amount is not in error by more than five percent (5%) as set forth above, Tenant shall pay, as Additional Rent hereunder, all of the Landlord's costs and expenses in connection with such review, including attorneys' fees and accountants' fees. In the event the Disputed Amount is determined to be in error by more than five percent (5%), then Tenant shall have the right to offset against the next payable Rent all of the Tenant's costs and expenses in connection with such review, including attorneys' fees and accountants' fees.

         4.       EXTENSION OPTIONS:
                  -----------------

                  A.       Extension Option. Provided that Tenant is not in
                           ----------------
default under any of the terms and conditions of this Lease on the date of exercise and on the date of delivery of possession, Tenant shall have three (3) options (the "First Extension Option," the "Second Extension Option," and the "Third Extension Option," respectively) to extend this Lease (which shall include, the entire Premises) for additional terms of three (3) years (the "First Extension Term," the "Second Extension Term," and the "Third Extension Term", respectively), with each of the Extension Terms commencing immediately upon the expiration of the Lease Term, or the immediately preceding Extension Term, if at all.

                  B.       Exercise of Extension Option. Provided Tenant is
                           ----------------------------
eligible and permitted to exercise the Option, Tenant may exercise such Extension Options by notifying Landlord in writing no later than six (6) months prior to the expiration of the applicable Term, the parties hereby agreeing that time is of the essence with respect to such notice. If Tenant does not timely give such notice to Landlord as here provided, then the Lease shall terminate at the end of the extant Term and the option to extend for any unexercised Extension Terms shall be deemed terminated.

                  C.       Terms of Extension Option. In the event Tenant
                           -------------------------
exercises any Extension Option, all of the terms of this Lease shall continue to be applicable to such Extension Term and/or Terms, including the terms pertaining to the calculation of Base Rent and Additional Rent, except as otherwise provided in this Lease.

         5.       USE.
                  ---

                  A.       Permitted Use of the Premises. Tenant will undertake
                           -----------------------------
construction of the Tenant Improvements and may use and occupy the Premises for any lawful purpose permitted under the laws of the Village of Pinecrest, Florida and Miami-Dade County, Florida, provided that such use or uses do not exceed the parking limits placed upon Suniland Center by those governmental authorities for the existing parking spaces and any additional parking spaces approved and expected to be completed by the time Tenant expects to open for business within the Premises (hereinafter "Parking Limits"). Tenant will not commit waste upon the Premises and/or Premises Building nor suffer or permit the Premises and/or Premises Building or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Premises and/or Premises Building or Suniland Center, or the common area thereof, or operate Tenant's business at the Premises and/or Premises Building in a manner which would: (i) violate any law or requirement of public authorities, (ii) cause injury to Suniland Center or any part thereof, (iii) materially annoy or offend other tenants or their patrons or interfere with the normal operations of Suniland Center or plumbing or the ingress and egress to Suniland Center or the parking areas serving Suniland Center, (iv) constitute a public or private nuisance, or (v) alter the appearance of the exterior of Suniland Center or the Premises and/or the Premises Building or of any portion of the parking areas, other than as permitted in the construction of the Tenant Improvements at the

Premises and/or Premises Building, pursuant to the provisions of this Lease. Tenant agrees and acknowledges that Tenant shall be responsible for obtaining any governmental permits, authorizations or consents required solely on account of Tenant's construction of the Tenant Improvements and use of the Premises and/or Premises Building.

                  B.       Continuous Use. It shall be a default under this
                           --------------
Lease if Tenant shall fail to continuously occupy the Premises as provided in
Section 5A, above, for a period equal to or greater than 60 business days during any two consecutive Lease Years.

         6.       PRIOR OPTION PAYMENTS. The parties acknowledge that pursuant
                  ---------------------
to the original Lease, Tenant paid to Landlord option payments totaling $25,000, which the parties agree constitute full and complete payment for all obligations of Tenant due and owing between the execution date of the original Lease and September 14, 1998.

         7.       PARKING: Tenant shall be entitled to use, in common with other
                  -------
tenants, business invitees, vendors, customers and other visitors to Suniland Center, the parking areas located at Suniland Center. The twenty (20) parking spaces located most adjacent to the Premises shall be designated as being available for use by business invitees, vendors, customers, and other visitors to the Premises. The foregoing notwithstanding, the Landlord reserves the right to designate employee parking areas and, upon such designation and notice thereof to Tenant, Tenant shall instruct its employees to park only in such designated parking areas.

         8.       SIGNS: Tenant shall have no right to install signs in, on or
                  -----
about the Premises and/or Premises Building without the express prior written consent of the Landlord, which consent shall not be unreasonably withheld. Notwithstanding the preceding, as a part of the initial Tenant improvements, Tenant shall have the right to install a sign on the Premises Building. All signs approved by the Landlord shall be installed, maintained and repaired at Tenant's sole cost and expense and shall generally conform to Landlord's requirements for Suniland Center. Landlord may remove any non-conforming signs at Tenant"s expense. Tenant shall acquire, maintain and pay for all permits and approvals necessary or appropriate for the installation and maintenance of such signs.

         9.       INITIAL DEMOLITION: UTILITIES. REPAIRS AND MAINTENANCE:
                  ------------------------------------------------------

                  A.       "As-Is" Condition of Premises. Prior to turning over
                           -----------------------------
possession of the Premises to Tenant for the construction of Tenant's improvements, Landlord shall demolish certain specified interior improvements currently existing within the Premises Building (pursuant to demolition specifications to be agreed upon by the parties within fourteen days of execution of this Lease by both parties), shall make the Premises Building structurally sound and water- tight and shall cause electrical, water and sewerage/septic service lines to be brought to the perimeter of the Premises, all in accordance with applicable law and codes. Landlord also shall cause any Hazardous Materials, as defined in paragraph 19, to be removed or encapsulated, as required by law or code. Upon receipt of notification given by Landlord that the Premises Building is ready for the commencement of Tenant's construction, the Tenant shall have five (5) business days to cause the Premises to be inspected for structural soundness, water-tight condition, availability of utilities, environmental compliance and compliance with laws and code. Tenant shall notify Landlord of any deficiencies therein, which landlord shall correct promptly. If Landlord shall fail to do so, Tenant may: (i) terminate the Lease; or (ii)undertake to correct the condition complained of and to deduct the cost thereof from the next required payment(s) of Rent. After acceptance of the Premises by Tenant, Tenant hereby confirms and agrees that it will be taking the Premises in its "as-is; where-is" condition.

                  B.       Tenant's Obligation to Repair and Maintain. After
                           ------------------------------------------
completion of Tenant's improvements as described in paragraph 10, and thereafter throughout the Lease Tenn, Tenant, at its sole cost and expense shall take good care of the Premises and shall keep the same in good order and condition, except for reasonable wear and tear, and make all necessary repairs thereto, ordinary and extraordinary, and foreseen and unforeseen, except for structural and roof repairs, which shall be the responsibility of the Landlord. All renovations and repairs made by Tenant shall be done in a workmanlike manner and all construction materials shall be of first quality. Tenant shall keep and maintain all portions of the Premises in a clean and orderly condition, free of dirt, rubbish, and unlawful conditions.

                  C.       Utilities.  Landlord shall not be required to furnish
                           ---------
to Tenant any utilities or services of any kind during the Lease Term. Tenant shall arrange and pay for all utility services to the Premises, including water, hot water, electricity, light and power. All such services shall be separately metered. Tenant shall, at its cost and expense, arrange for the installation of meters for all utility service which can be separately metered and shall maintain same. In the event any utilities or services to the Premises need to be increased or expanded or modified, Tenant shall pay for all costs and expenses related to such expansion, modification or other alterations and the cost and expense of any permits, approvals or consents therefor.

                  D.       Delivery of Premises to Landlord. At the expiration
                           --------------------------------
of the Lease Term, or any Extension Term, Tenant shall deliver the Premises to Landlord in good condition, reasonable wear and tear, loss by fire or other unavoidable casualty excepted.

         10.      TENANT'S IMPROVEMENTS:
                  ---------------------

                  A.       Construction of the Tenant Improvements. Tenant
                           ---------------------------------------
shall, at least 45 days prior to the date Tenant expects to begin construction, provide to Landlord, for Landlord's written approval, which shall not be unreasonably withheld or delayed, plans and specifications or detailed schematics, as may be necessary to commence and complete any portion of the Tenant Improvements to be made to the exterior of the Premises Building and showing the proposed Tenant Improvements to the interior of the Premises Building such plans and specifications or schematics to be sufficiently detailed so that Landlord can assess the nature and quality of the Tenant Improvements (the "Plans"). Landlord shall, within 5 business days of receipt of the Plans, notify Tenant in writing of its approval or disapproval. In the event that Landlord disapproves of any aspect of the Plans, it shall provide Tenant with a statement of such objections. Tenant shall have 14 days to submit revised Plans. Landlord's failure to timely provide a written response to the Plans shall be deemed an approval of same. Tenant shall obtain, and maintain in good standing, all necessary site plan improvements and approvals, building permits, and other governmental authority approvals and permits required to commence and complete all of the Tenant Improvements, and shall send copies of such, specifically of any late changes to plans to Landlord for approval, as soon as practicable, prior to commencing work on the Premises and/or Premises Building. Upon the occurrence of an Event of Default, any and all plans, and any modifications thereto and all approvals, permits and other governmental authority approvals and permits required to complete the Tenant Improvements, shall immediately become and sole and exclusive property of Landlord. Tenant, promptly after Landlord's and governmental approval of the final Plans, shall undertake and complete, at its sole cost and expense, the construction of the Tenant Improvements. Tenant agrees that it shall not, in the construction and completion of the Tenant Improvements, (i) create a nuisance, (ii) conduct construction activities or store machinery or equipment in such a way as to either reduce parking at Suniland Center by more than ten spaces or interfere with vehicular and/or pedestrian ingress and egress to Suniland Center; or (iii) interfere with the normal day-to-day operations of Suniland Center or the uses by other tenants of their respective premises at Suniland Center. Tenant further agrees it shall commence and complete the construction of the Tenant Improvements expeditiously and in a good and workmanlike fashion, employing licensed Florida contractors, and otherwise in accordance with all laws, regulations and legal requirements applicable to such construction, including but not limited to the Americans With Disabilities Act of 1990 and all amendments and modifications thereto. Prior to commencement of construction, Tenant shall obtain and post a notice of commencement substantially in compliance with Florida Statutes 713.

                  B.       Structural Changes Prohibited.  Notwithstanding any
                           -----------------------------
other term or provision herein, Tenant shall have no right, at any time to make any structural changes to the Premises and/or Premises Building to increase or decrease the height or the footprint of the Premises Building without the express prior written consent of Landlord, which can be unreasonably withheld.

                  C.       No Lien on Premises. Tenant may select its own
                           -------------------
contractors to perform the Tenant Improvements and any subsequent permitted alterations to the Premises and/or Premises Building provided such contractors are licensed by Miami-Dade County or the State of Florida. Tenant shall not have any authority to create any liens for labor or material on or against the Landlord's interest in the Premises and/or Premises Building or Suniland Center, and the existence of any lien of any nature not discharged within thirty (30) days after Tenant's receipt of notice thereof shall be a breach of this Lease. All persons contracting with Tenant for the destruction or the removal of any building or for the erection, installation, alteration, or repair of any building or other Improvements in, on or to the

Premises and/or Premises Building, and all materialmen, contractors, subcontractors, sub-subcontractors, mechanics, and laborers are hereby charged with notice that they must look solely and only to the Tenant's interests in the Premises and/or Premises Building to ensure the payment of any bill for work done or material furnished during the rental period created by this Lease and specifically not to the Landlord or the Landlord's interest. Tenant agrees that it will include the language in this section in any contract or agreement for any Work done by Tenant in or on the Premises and/or Premises Building.

                  D.       Alterations. Upon completion of the Tenant
                           -----------
Improvements, and for the balance of the Lease Term, Tenant will make no alterations, additions or improvements in or to the Premises and/or Premises Building, of any kind or nature, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Should Landlord consent to any proposed alterations by Tenant, such consent will be conditioned upon continued compliance with the insurance provisions of Section 13 of this Lease. As stated herein, all alterations made hereunder will become Landlord's property when incorporated into or affixed to the Premises and or Premises Building. In the event Tenant shall, at the termination of the Lease Term, remove specialized fixtures such as a bank vault which results in any portion of the Premises being in an unfinished condition, Tenant shall restore that portion of the Premises to a condition similar to the finished condition of the remainder of the Premises.

                  E.       Indemnity and Hold Harmless. Tenant shall indemnify
                           ---------------------------
Landlord and hold it harmless from and against all claims, liens, and costs incurred an account of a claim or potential liability arising, caused by or in connection with the Tenant Improvements or any subsequent alteration to the Premises and/or Premises Building, and any reasonable out-of-pocket fees incurred for review of the Plans and the drawings. In connection with the Tenant Improvements and any subsequent alterations to the Premises and/or Premises Building, Tenant shall carry and shall cause its contractors and subcontractors to carry, during the course of any such work, worker's compensation insurance and comprehensive general liability insurance, including coverage for completed operations, broad-form liability and all-risk perils for personal property in the amounts specified in Section 13 hereof. Tenant shall submit to Landlord a certificate evidencing the existence of said policies of insurance prior to the commencement of the work. The provisions of this Paragraph 10E are in addition to and not in derogation of the insurance and indemnity provisions contained in Paragraphs 13, 18, and 19 hereof. The provisions of this Paragraph 10E shall survive the expiration or earlier termination of this Lease.

         11.       LANDLORD'S ADDITIONS AND ALTERATIONS: Landlord has the right
                   ------------------------------------
to make Changes in and about Suniland Center and parking areas in Suniland Center. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the exterior of the Premises building, Suniland Center and expansion of or structural changes to Suniland Center. Landlord has disclosed to Tenant, and Tenant acknowledges having received same, Landlord's present, but not final, site plan to at some future time construct additional building(s) in Suniland Center. The right of Tenant to quiet enjoyment and peaceful possession given under this Lease will not be deemed breached or interfered with by reason of Landlord's actions pursuant to this section so long as such actions do not materially deprive Tenant of its use and enjoyment of the Premises and/or Premises Building. Landlord agrees that it shall not, in the construction and completion of any such additions,
(i) create a nuisance, (ii) conduct construction activities or store machinery or equipment in such a way as to either reduce parking at Suniland Center by more than ten spaces or interfere with vehicular and/or pedestrian ingress and egress to Suniland Center; or (iii) interfere with the normal day-to-day operations of Suniland Center or the uses by other tenants of their respective premises at Suniland Center.

         12.       ASSIGNMENT AND SUBLETTING: Tenant agrees not to assign,
                   -------------------------
mortgage, hypothecate, pledge or encumber this Lease, or any part thereof, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Assignment of this Lease will not relieve Tenant of its obligations or liabilities under this Lease. If Tenant is then an entity, other than a corporation whose shares are traded on a nationally recognized stock exchange, any change to the structure of such entity or any disposition(s) of any of the interests therein will be treated as a prohibited assignment of this Lease requiring Tenant to obtain Landlord's prior written consent. Notwithstanding the preceding, in the event that (x) Tenant or the operation of Tenant's banking business shall be taken over by any bank supervisory authority, including but not limited to the Resolution Trust Corporation, the Federal Deposit Insurance Corporation, the Comptroller of the State of Florida, or any of their respective successors (collectively the "Bank

Supervisory Authority") and the Bank Supervisory Authority selects a successor banking institution to take over the Tenant's Lease, or (y) in the event Tenant is merged into or consolidated with or sold to another banking institution, then this Lease way be assigned to the successor banking institution provided such successor banking institution agrees to all of the terms and provisions of this Lease and also provided that all defaults then occurring and not previously cured shall be cured by such successor banking institution. For purposes of this Lease, the term "Banking Institution" shall mean a bank, a savings and loan association, a credit union, or similar financial institution. Tenant shall have the unrestricted right to sublease the western thirty-six (36) feet of the Premises or any portion thereof provided, however, Tenant may not sublease any portion of the Premises to a sublessee for any use which would violate the terms of a non-competition provision contained in the lease of any other tenant in Suniland of which Tenant has been notified or for any use which would violate the Parking Limits.

         13.      INDEMNITY AND INSURANCE:
                  -----------------------

                  A.       Tenant's Indemnity. To the maximum extent permissible
                           ------------------
by law, Tenant agrees to indemnify and save harmless Landlord and its partners, agents, and employees from and against all claims of whatever nature arising from: (a) the conduct or management of the Premises or any business thereon and/or therein, (b) any work or thing whatsoever done, or any condition created (other than by Landlord, its employees, agents or contractors) in or about the Premises and/or Premises Building, and (c) any negligent or otherwise wrongful act or omission by Tenant or any of its subtenants, licensees or invitees or its or their employees, agents or contractors, whether resulting in injury or death to persons or damage to property or otherwise. The foregoing indemnity and hold harmless agreement shall include all costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees at all levels of court and disbursements) incurred by Landlord, its partners, agents, and employees in or in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In case any action or proceeding shall be brought against Landlord, its partners, agents, or employees by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding on behalf of Landlord, its partners, agents, or employees, by counsel for the insurer (if such claim is covered by insurance) or otherwise by counsel selected by Tenant and reasonably acceptable to Landlord. In no event shall Tenant be obligated to indemnify or save harmless Landlord or its partners, agents, or employees from or in respect of any claim or matter which results from the negligence or otherwise wrongful act or omission of such party. The provisions of this Paragraph 13 shall survive the expiration or earlier termination of this lease.

                  B.       Tenant's Insurance Requirements. Tenant agrees that,
                           -------------------------------
at all times during the Lease Term and any Extension Terms (as well as prior and subsequent thereto if Tenant or any of Tenant's Agents should then use or occupy any portion of the Premises), it will keep in force, with an insurance company licensed to do business in the State of Florida, and reasonably acceptable to Landlord:

                           (1)      Insurance against liability, for bodily and
personal injury, death, and property damage, it being agreed that such insurance shall be at least in the limits set forth below, with deductible of not more than Five Thousand Dollars ($5,000.00).Such liability insurance coverage shall be written on a comprehensive general public liability form (including, without limitation, motor vehicle liability for all owned, non-owned and hired and property damage coverage), and containing the so-called "occurrence clause," covering specifically all occurrences in, on or about the Premises and such insurance policies shall contain an agreement by the insurer to indemnify and hold Landlord and Tenant harmless from and against all cost, attorneys' fee at all levels of court, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages in the indemnity provisions contained in this Lease. The limits of insurance against liability for bodily and personal injury and death shall be not less than One Million Dollars ($1,000,000) for any single occurrence for injury (or death) and damage to property,

                           (2)      Insurance on an "all risk or "physical loss"
basis covering the Premises including, without limitation, fire insurance and insurance against loss or damage by lighting, windstorm, tornado, hail, explosion, sprinkler leakage, vandalism, malicious mischief, and other hazards of whatsoever kind now or hereafter covered by the usual "all risk" policy. All such insurance shall be carried and maintained in an amount sufficient to prevent Tenant from becoming a co-insurer under the provisions of any applicable policies of insurance, but in any event in an amount not less than one hundred percent (100%) of the full replacement value of the Premises without deduction for depreciation

(including the cost of debris removal, but excluding the cost of excavations, footings, and foundations).

                           (3)      Insurance against loss or damage to the
Premises caused by flood, if the premises or any part thereof, are located in an area identified by the Secretary of Housing and Urban Development, or any successor thereto, as an area having special flood hazards and in which insurance has been made available and to the maximum extent under the National Flood Insurance Act, as amended.

                           (4)      Worker's compensation and employer's
liability insurance if required by statute, with not less than the maximum statutory limits of coverage.

                  C.       Delivery of Policies; Renewals. The insurance
                           ------------------------------
coverages to be provided by Tenant will be for a term of not less than one year. At least fifteen (15) days prior to the Lease Commencement Date, Tenant will deliver to Landlord original policies required by Section 10 and 13 of this Lease, together with proof of payment thereof; thereafter, at least fifteen (15) days prior to the expiration of any policy, Tenant will deliver to Landlord such original certificates as will evidence a paid-up renewal or new policy to take the place of the one expiring. Such policies shall at all times be written by one or more responsible insurance companies rated Best A+ or better (or such other companies as are acceptable to Landlord) and licensed to do business in the State of Florida, in form reasonably acceptable to Landlord, and naming Landlord, Landlord's beneficiaries, agents and employees as additional insureds, and naming Landlord as the certificate holder. Such policies shall contain an agreement whereby the insurer agrees that such policy may not be canceled without at least 30 days prior written notice to Landlord and Tenant, and shall further provide (i) that no act or omission of Tenant shall affect or limit the obligations of the insurance company to pay the amount of any loss sustained,
(ii) include Landlord and such other parties as Landlord may reasonably designate as additional insureds, (iii) be considered primary insurance, and
(iv) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations under any provisions contained in Sections 10, 18 and 19 hereof.

                  D.       Tenant's Use. Tenant will not do or permit anything
                           ------------
to be done upon or bring or keep or permit anything to be brought or kept upon the Premises, Premises Building, and/or Suniland Center which will cause a reduction or loss of insurance coverage.

         14.      SUBROGATION:
                  -----------

                  A. Each party will look first to any insurance its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and to the extent permitted by Law, Tenant hereby waives and releases all rights of subrogation under Tenant's insurance policies discussed in Sections 10 and 13 or in any other part of this Lease, and Tenant will diligently attempt to cause each such insurance policy to be properly endorsed to evidence such waiver and release of subrogation in favor of Landlord, provided however that failure to effect such endorsement shall not be an event of default hereunder.

                  B. Tenant acknowledges that Landlord will not carry insurance on the on the Tenant Improvements, furniture, furnishings, trade fixtures, equipment installed in or made to the Premises by or for Tenant, and Tenant agrees that Tenant, and not Landlord, will be obligated to promptly repair any damage thereto or replace the same.

         15.       DAMAGE OR DESTRUCTION BY CASUALTY. In the event that the
                   ---------------------------------
Premises and/or the Tenant Improvements at the Promises and/or the Premises Building are damaged or destroyed by fire, windstorm or other casualty, such that the damage constitutes fifty percent (50%) or greater loss, then either party hereto may terminate this Lease. In the event such loss shall constitute less than a fifty percent (50%) loss, then the Landlord shall reconstruct the Premises Building within ninety (90) days after receipt of insurance proceeds therefor (or within ninety (90) days of the occurrence of the damage if Landlord shall be self insured) and Tenant shall have a period of ninety (90) days after delivery of the reconstructed Premises Building to reconstruct the Tenant Improvements. All Rent hereunder shall be abated until Tenant's Improvements are reconstructed. In the event that reconstruction is delayed due to any acceptable force majeure, Tenant agrees that it shall forthwith clear any rubble or other destroyed or demolished Tenant

Improvements and maintain the Premises in a clean and safe fashion.

         16.      CONDEMNATION AND EMINENT DOMAIN:
                  -------------------------------

                  A. If all or a substantial part of the Premises and/or the Premises Building are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises and/or the Premises Building for the purpose for which they are then being used, this Lease will terminate and the Rent and Additional Rent will be abated during the unexpired portion of the Lease effective on the date physical possession is taken by the condemning authority. Tenant will have no claim to the condemnation award, except for the value of the Tenant Improvements, which shall be brought in a separate action by Tenant, at Tenant's sole cost and expense.

                  B. In the event a portion of the Premises and/or the Premises Building is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in
Section 16.A above, Landlord may, at Landlord's expense, restore the Premises and/or the Premises Building to the extent necessary to make them reasonably tenantable. The Rent and Additional Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted to such an extent as way be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award with respect to the leasehold estate but, in a subsequent, separate proceeding, may make a separate claim for the Tenant Improvements, trade fixtures and other personal property installed at the Premises by and at the expense of Tenant and Tenant's moving expense. In no event will Tenant have any claim for the value of the unexpired Lease Term.

                  C. Notwithstanding the foregoing, even if the Premises and/or the Premises Building are not affected in whole or in party by a taking, Landlord will have the right but not the obligation to terminate this Lease upon one hundred twenty (120) days prior written notice to Tenant if more than fifty percent (50%) of the land area of Suniland Center is taken by condemnation or eminent domain proceedings. Upon any such termination, Landlord and Tenant will each be released from all further liability under this Lease.

         17.      LIMITATION OF LANDLORD'S LIABILITY: INDEMNIFICATION:
                  ---------------------------------------------------

                  A. All Tenant Improvements and/or personal property placed or moved onto the Premises and/or Premises Budding will be at the sole risk of Tenant or other owner. Landlord will not be liable to Tenant or others for any damage to person or property arising from theft, vandalism, any act or omission of any co-tenant or occupant of Suniland Center or of any other person, or otherwise, unless caused by the act or omission of Landlord or any of Landlord's agents or employees.

                  B.       Notwithstanding any contrary provision of this Lease:
(i) Tenant will look solely (to the extent insurance coverage is not applicable or available) to the interest of Landlord (or its successor as Landlord hereunder) in the Suniland Center for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this Lease by Landlord or its successor or of Landlord's managing agent (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Landlord or such successor or managing agent) and Landlord has no personal liability hereunder of any kind, and (ii) Tenant's sole right and remedy in any action or proceeding concerning Landlord's reasonableness (where the same is required under this Lease) will be an action for declaratory judgment and/or specific performance.

                  C. Each party agrees to indemnify, defend and hold harmless the other party and their respective agents from and against all claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses, including reasonable attorneys' fees and costs through all appeals, incurred or suffered by the indemnified party and arising from or in any way connected with the Premises and/or Premises Building or the use thereof and caused by any acts, omissions, neglect or fault of the indemnifying party or its agents, including, but not limited to, any breach of this Lease or any death, personal injury or property damage occurring in or about the Premises and/or Premises Building or Suniland Center.

         18.      LAWS AND PROCEDURES:
                  -------------------

                  A. Tenant will promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state, or local origin, applicable to the Premises, Premises Building and Suniland Center (the "Legal Requirements"), including, but not limited to the Parking Limits and those for the correction, prevention and abatement of nuisance, unsafe conditions, or other grievances arising from or pertaining to the use of occupancy of the Premises and/or Premises Building (including but not limited to Environmental Laws as hereafter defined) and those pertaining to the operation and use of the Premises and/or Premises Building (including but not limited to, the Americans With Disabilities Act of 1990, and all amendments thereto). Tenant shall not do or permit any act or thing to be done in or to the Premises and/or Premises Building which will conflict with (i) public liability, fire, extended coverage and other policies of insurance carried by or for the benefit of Landlord or the Premises and/or Premises Building or which subjects Landlord to any liability or responsibility for damages of any kind to persons or property or which subjects the Premises and/or Premises Building to forfeiture.

                  B. In accordance with Florida Law, the following disclosure is hereby made:

                           RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         19.      ENVIRONMENTAL COMPLIANCE:
                  -------------------------

                  A. Tenant hereby covenants and agrees that, following delivery of the Premises to Tenant in a condition free of Hazardous Materials (as hereafter defined) Tenant shall keep or cause the Premises free of Hazardous Materials (as hereafter defined). Without limiting the foregoing, Tenant shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor shall the Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of the Tenant, a release of Hazardous Materials onto the Premises or onto any other property, and Tenant shall not use any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials. For purposes of this Lease, "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (42 U.S.C. Sections 1801, et seq.), the Resource Conversation and Recovery Act of 1976, as amended (42 U.S.C. Sections 2901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules or regulations. For purposes of this Section, the term "Tenant" shall mean Tenant, any officer, director, shareholder, employee, representative or agent of the Tenant or any subtenant of Tenant.

                  B. Tenant shall notify Landlord immediately upon receipt of any summons, citation, directive, letter or other communication, written or oral, from any agents, whether local, state or federal concerning (i) intentional or unintentional action or omission which has resulted in the releasing, spilling, leaking, pumping, pouring, admitting, emptying or dumping of Hazardous Materials into any water or land at the Premises and/or Premises Building.

                  C. At Landlord's request, Tenant shall perform or cause to be performed such inspections, tests or studies as are, in Landlord's reasonable estimate, necessary to determine whether or not Hazardous Substances are located on or affecting the Premises and/or the Premises Building. If no significant levels of such Hazardous Materials are found by reason of such inspections, tests or studies, Landlord shall bear the full cost thereof. If such levels of Hazardous Materials are discovered such that a remediation thereof is required, then the cost of the inspections, tests or studies shall be borne by Tenant.

                  D. If Tenant shall fail or refuse to perform the inspections, tests or studies requested by Landlord in subparagraph C, then Landlord shall have the right, on reasonable notice during normal business hours, to enter the Premises for the purposes of making or undertaking any investigation, environmental study, sampling, remediation, clean- up or other action necessary or appropriate in connection with Hazardous Materials and satisfaction of Tenant's obligations therein.

         20.      RIGHT OF ENTRY. Landlord and Landlord's agents and designees
                  --------------
shall have the right (but not the obligation) to enter upon the Premises, at any time during an emergency (but Landlord shall, if reasonably possible, endeavor to give Tenant's manager, executive vice president or president telephonic notice thereof.) In other cases not involving an emergency, Landlord and Landlord's agents and designees shall have the right to (i) enter the Premises Building only during Tenant's business hours, on 3 days notice to Tenant and upon receipt of oral authorization from the manager, the executive vice president or the president of Tenant (which authorization shall not be unreasonably denied) for purposes of examining same and/or making such repairs, replacements, improvements, tests, studies and examinations as Landlord deems reasonably necessary or desirable provided that at all times Landlord shall use reasonable efforts to minimize its interference with Tenant's business operation (but in no event shall Landlord be required to use overtime labor or services unless Tenant agrees to and does pay for same) and shall use such precautions and care as is reasonably required given the nature of Tenant's business and the Tenant's regulatory requirements. Without limiting the generality of the foregoing, Tenant shall permit Landlord to undertake environmental studies, maintain well or other water sampling devices, install and maintain additional pipes, ducts and conduits in and through the Premises and/or Premises Building (provided such pipes, ducts and conduits are installed adjacent to or concealed behind wall and ceiling) and are installed by such methods and at such locations as will not unreasonably interfere with Tenant's use of the Premises and/or Premises Building. Landlord or its agents will have the right to exhibit the Premises during business hours to prospective tenants within ninety days (90) before the Expiration Date of this Lease or any applicable Extension Terms.

         21.      DEFAULT:
                  -------

                  A.       Events of Default. If: (1) Tenant vacates or abandons
                           -----------------
the Premises prior to the Expiration Date in contravention of the terms and provisions of this Lease; or (2) Tenant fails to fulfill any of the terms or conditions of this Lease; (3) any execution or attachment is issued against Tenant or taken or occupied by someone other than Tenant which is not discharged within thirty (30) days; or (4) Tenant or any of its successors or assigns or any guarantor of this Lease ("Guarantor") should file any voluntary petition in bankruptcy, reorganization or arrangement, or an assignment for the benefit of creditors, or for similar relief under any present or future statute, law or regulation relating to relief of debtors; or (5) Tenant or any of its successors or assigns or any Guarantor should be adjudicated bankrupt or have an involuntary petition in bankruptcy filed against it; or (6) Tenant shall permit, allow or suffer to exist any lien, judgment, writ, assessment, charge, attachment or execution upon Landlord's or Tenant's interest in this Lease or to the Premises and/or Premises Building, and/or the fixtures, improvements and furnishings located thereon which is not discharged within thirty (30) days after Tenant's receipt of notice thereof; then, Tenant shall be in default hereunder.

                  B.       Tenant's Grace Periods.  If: (1) Tenant fails to pay
                           ----------------------
Rent or Additional Rent within fifteen (15) days of the date due; or (2) Tenant fails to cure any other default within ten (10) days after notice from Landlord specifying the nature of such default (unless such default is of a nature that it cannot be completely cured within said ten (10) day period and steps have been diligently commenced to cure or remedy it within said ten (10) day period and are thereafter pursued with reasonable diligence and in good faith), then Landlord shall have such remedies as are provided under this Lease and/or under the laws of the State of Florida.

         22.      LANDLORD'S REMEDIES FOR TENANT'S DEFAULT:
                  ----------------------------------------

                  A.       Landlord's Options. If Tenant is in default of this
                           ------------------
Lease, Landlord may, at its option, in addition to such other remedies as may be available under Florida law:

                           (1)      terminate this Lease and Tenant's right of
possession; or

                           (2)      terminate Tenant's right to possession but
not this Lease and/or proceed in accordance with any and all provisions of
Section 22.B below.

                  B.       Landlord's Remedies.
                           -------------------

                           (1)      All Rent and all Additional Rent for the
balance of the Term will, at the election of Landlord, be accelerated and the present worth of same for the balance of the Lease Term, net of amounts actually collected by Landlord, shall become immediately due thereupon and be paid, together with all expenses of every nature which Landlord may incur such as (by way of illustration and not limitation) those for attorneys' fees, brokerage, advertising, and refurbishing the Premises and/or Premises Building in good order or preparing them for re-rental; and/or at Landlord's option,

                           (2)      Landlord may re-let the Premises and/or
Premises Building or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and may grant concessions or free rent or charge a higher rental than that reserved in this Lease; and/or at Landlord's option, and

                           (3)      Tenant or its legal representative(s) will
also pay to Landlord as liquidated damages any deficiency between the Rent and all Additional Rent hereby reserved and/or agreed to be paid and the not amount, if any, of the rents collected on account of the lease or leases of the Premises and/or Premises Building for each mouth of the period which would otherwise have constituted the balance of the Lease Term.

         23.      RIGHT TO PERFORM FOR DEFAULTING PARTY'S ACCOUNT: If either
                  -----------------------------------------------
party hereto fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then the other party may immediately or at any time thereafter perform the same for the account of the non-performing party. If the performing party makes any expenditure or incurs any obligation for the payment of money in connection with such performance for the non-performing party's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, with interest at eighteen percent (18 %) per annum will be paid by the nonperforming party to the performing party within ten (10) days after rendition of a bill or statement therefor. If Landlord is the non-performing party, Tenant shall have the right to offset the cost of performing on Landlord's account against the next due payment(s) of Rent. In the event either party in the performance or nonperformance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises or the Premises Building or in Suniland Center, the other party will have all rights set forth in this section immediately without the necessity of providing the first party any advance notice.

         24.      LIENS:
                  -----

                  A. In accordance with the applicable provisions of the Florida Construction Lien Law and specifically Florida Statutes 713. 10, no interest of Landlord, whether personally or in the Premises and/or the Premises Building or in the underlying land or the leasehold interest aforesaid, shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify the contractor making such improvements to the Premises and/or the Premises Building of this provision exculpating Landlord's liability for such liens.

                  B. Notwithstanding the foregoing, if any mechanic's lien or other attachment, judgment, execution, writ, charge or encumbrance is filed against the Premises or the Premises Building or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's Agents, Tenant will discharge same of record within thirty (30) days after Tenant's receipt of notice thereof, failing which Tenant will be in default under this Lease. In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum.

         25.      NOTICES: Any notices required to be given pursuant to this
                  -------
Lease shall be deemed received upon (i) delivery if sent by United States Registered Mail or United States Certified Mail, or (ii) delivery and/or delivery and refusal, and/or return upon second delivery attempt if sent by a nationally recognized courier service (such as Federal Express or Emery), or
(iii) upon delivery and/or delivery and refusal if sent by hand delivery, or
(iv) delivery, by facsimile, with a hard copy mailed promptly thereafter to the parties by regular mail, at the following addresses or at such other addresses as any of the parties may hereafter specify in the same manner:

Landlord:                JACKS' SUNILAND CENTER, LTD.
                         Jack Kantrowitz - Pres. of JACKS' SUNILAND CENTER, INC.
                         12249 S.W. 130 Street
                         Miami, FL 33186
                         Fax: (305) 251-9477

With a copy to:          Jack Leoniff - V.P. of JACKS' SUNILAND CENTER, INC.
                         2855 S.W. 136 Avenue - Suite 207
                         Miami, FL 33186
                         Fax: (954) 452-8381

Tenant:                  FLORIDA SAVINGS BANK
                         Attention: Robert L. Bonnet, President
                         9400 S. Dadeland Boulevard, Suite 601
                         Miami, FL 33156
                         Fax: (305) 670-8088

With a copy to:          Steven C. Cronig, Esquire
                         301 Courvoisier Centre
                         501 Brickell Key Drive
                         Miami, Florida 33131-2623
                         Fax: (305) 371-7877

         26.       MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION: Landlord has
                   ---------------------------------------------
the unrestricted right to convey, mortgage and refinance the Premises, or any part thereof. Tenant agrees, within seven (7) days after notice, to execute and deliver to Landlord or its mortgagee or designee such instruments as Landlord or its mortgagee or designee may require, certifying the amount of the Security Deposit, if any, and whether this Lease is in full force and effect, and listing any modifications. This estoppel certificate is intended to be for the benefit of Landlord, any purchaser or mortgagee of Landlord, or any purchaser or assignee of Landlord's mortgage. The estoppel certificate will also contain such other information as Landlord or its designee may reasonably request. This Lease is and at all times will be subject and subordinate to all present and future mortgages or ground leases which may affect the Premises and/or Premises Building and/or the parking areas and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgage(s), and to all increases and voluntary and involuntary advances made thereunder. The foregoing will be self-operative and no further instrument of subordination will be required. Landlord hereby agrees that upon request of the Tenant it shall use its best efforts to attempt to obtain and deliver to Tenant a non-disturbance agreement from the first mortgage holder. Tenant hereby agrees to give any bolder of any first mortgage on the Premises and/or Premises Building, by registered or certified mail, a copy of any default notice served upon Landlord by Tenant provided Tenant has been provided advance written notice of the name and address of such first mortgage holder. Tenant shall not be required to execute any document which contains a waiver of any of Tenant's rights under the Lease or which varies the business terms and conditions of the Lease.

         27.      ATTORNMENT AND MORTGAGEE'S REQUEST:
                  ----------------------------------

                  A. If any mortgagee of the Premises and/or Premises Building comes into possession or ownership of the Premises and/or Premises Building, or acquires Landlord's interest by foreclosure of the mortgage or otherwise, upon the mortgagee's request Tenant will attorn to the mortgagee.

                  B. If a mortgagee of the Premises and/or the Premises Building requests modifications to this Lease as a condition to disbursing any monies to be secured by the mortgage, Tenant agrees that within seven (7) days after request by the mortgagee, Tenant will excuse, acknowledge and deliver to the mortgagee an agreement, in form and substance satisfactory to the mortgagee, evidencing such modifications, provided the terms of such an agreement do not increase Tenant's obligations under this Lease, materially adversely affect the leasehold interest created by this Lease or constitute a waiver of any of Tenant's rights under the Lease.

                  C. Tenant agrees that within seven (7) days after request by any mortgagee of the Premises and/or Premises Building, Tenant will execute, acknowledge and deliver to the mortgagee a notice in form and substance satisfactory to the mortgagee, setting forth such information as the mortgagee may reasonably require with respect to this Lease and/or the Premises. If for any reason Tenant does not timely comply with the provisions of this section, Tenant will be deemed to have confirmed that this Lease is in full force and effect with no defaults on the part of either party and without any right of Tenant to offset, deduct or withhold any Rent or Additional Rent.

         28.       TRANSFER BY LANDLORD: If Landlord's interest in the Premises
                   --------------------
and/or Premises Building terminates by reason of a bona fide sale or transfer, Landlord will, upon transfer of the Security Deposit to the new owner, thereupon be released from all further liability to Tenant under this Lease.

         29.      SURRENDER OF PREMISES; HOLDING OVER:
                  -----------------------------------

                  A. Tenant agrees to surrender the Premises and the Premises Building to Landlord on the Expiration Date (or sooner termination of the Lease Term pursuant to other applicable provisions hereof) in as good condition as they were at the completion of construction of Tenant's Improvements, ordinary wear and tear, and damage by fire and windstorm excepted. Tenant may remove any of Tenant's personal property and any special bank fixtures installed by the Tenant, provided that Tenant shall repair any damage to the Premises Building caused thereby.

                  B. Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant.

                  C. Upon expiration or termination of the Lease Term, Tenant will not be required to remove from the Premises and the Premises Building standard items, all of such Premises and the Premises Building standard items are the property of Landlord. However, should Tenant, prior to the expiration or termination of the Lease Term or during the Lease Term, install or cause to be installed fixtures or any tenant improvements in excess of Premises and the Premises Building standard, Landlord shall have the option of retaining same or requiring Tenant to remove same. Landlord has no obligation to compensate Tenant for any items which are required hereunder to remain on or with the Premises and the Premises Building.

                  D. Without limiting Landlord's rights and remedies, if Tenant holds over in possession of the Premises and/or Premises Building without the Landlord's consent, beyond the end of the Lease Term, or any extended Term, during the holdover period the Rent will be double the amount of the Rent due and payable for the last month of the Lease Term or any Extended Term.

                  E. No offer of surrender of the Premises and/or Premises Building, by delivery to Landlord or its agent of keys to the Premises Building or otherwise, will be binding on Landlord unless accepted by Landlord, in writing, specifying the effective surrender of the Premises Building. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises Building and make known to Landlord the location and combinations of all locks, safes and similar items.

         30.       NO WAIVER; CUMULATIVE REMEDIES: No waiver of any provision of
                   ------------------------------
this Lease by either party will be deemed to imply or constitute a further waiver by such party of the same or any other provision hereof. The rights and remedies of the parties under this Lease or otherwise are cumulative and are not intended to be exclusive and the use of one will not be taken to exclude or waive the use of another, and the parties will be entitled to pursue all rights and remedies available to landlords under the laws of the State of Florida.

         31.      WAIVER OF JURY TRIAL: To the extent permitted by law, the
                  --------------------
parties hereby waive jury trial in any action or proceeding regarding this Lease.

         32.       CONSENTS AND APPROVALS: If Tenant requests Landlord's consent
                   ----------------------
or approval under this Lease, and if in connection with such requests Landlord deems it necessary to seek the advice of its attorneys, architects and/or other experts, then Tenant shall pay the reasonable fee of landlord's attorneys, architects and/or other experts in connection with the consideration of such request and/or the preparation of any documents pertaining thereto. If Landlord requests Tenant's consent, approval or acknowledgment concerning any matter under this Lease, including requests for estoppel, subordination and attornment documents, and if in connection with such requests Tenant deems it necessary to seek the advice of its attorneys, architects and/or other experts, then Landlord shall pay the reasonable fees of Tenant's attorneys, architects and/or other experts in connection with the consideration of such request and/or the preparation of any documents pertaining thereto

         33.       RULES AND REGULATIONS: Tenant agrees to abide by all rules
                   ---------------------
and regulations to be enacted in conjunction with the development and completion of Suniland Center, and reasonably amended and supplemented from time to time by Landlord, including the Parking Limits. Landlord will not be liable to Tenant for violation of the same or any other act or omission by any other tenant. Any such rules shall not affect: (i) the amount of Rent payable hereunder or the time for payment; (ii) the term of the Lease or the effect of any options to extend the Lease Term; (iii) the uses to which the Premises can be put; or (iv) any other material obligations or rights of the parties under the Lease.

         34.       SUCCESSOR AND ASSIGNS:  This Lease will be binding upon and
                   ---------------------
inure to the benefit of the respective heirs, personal and legal representatives, successors and permitted assigns of the parties hereto.

         35.       QUIET ENJOYMENT: In accordance with and subject to the terms
                   ---------------
and provisions of this Lease, Landlord warrants that it has full right to execute and to perform under this Lease and to grant the estate demised and that Tenant, upon Tenant's payment of the required Rent and Additional Rent and performing of all of the terms, conditions, covenants, and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises and the Premises Building during the full Lease Term.

         36.       ENTIRE AGREEMENT: This Lease, together with the exhibits,
                   ----------------
schedules, and addenda (as the case may be) fully incorporated into this Lease by this reference, contains the entire agreement between the parties hereto regarding the subject matters referenced herein and supersedes all prior oral and written agreements between them regarding such matters. This Lease may be modified only by an agreement in writing dated and signed by Landlord and Tenant on or after the date hereof.

         37.       BROKERS: The parties agree and that no brokers other than
                   -------
Gary Eisenberg, (the 'Broker") participated as broker(s) in the negotiation of this Lease. Each party agrees to indemnify and hold harmless the other from and against any and all claims, damages, liability and expense, including but not limited to attorneys' fees, including any appellate proceedings, that may arise from any claims or demands of any other broker, brokers or finder for any commission alleged to be due by such in connection with its participating in the negotiation and execution of this Lease between Landlord and Tenant. Landlord and Tenant each shall pay, upon execution of this Lease by both parties, fifty percent (50%) of the Broker's commission of Eight Thousand, Two Hundred Twenty-two Dollars ($8,222) in connection with this transaction.

         38.      MISCELLANEOUS:
                  -------------

                  A. If any term or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law. This Lease will be construed in accordance with the laws of the State of Florida.

                  B. Submission of this Lease to Tenant does not constitute an offer, and this Lease becomes effective only upon execution and delivery, by both Landlord and Tenant.

                  C. Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein.

                  D. Tenant will pay, before delinquency, all taxes assessed during the Lease Term against any occupancy interest in the Premises or personal property of any kind owned by or placed in, upon or about the Premises and/or Premises Building by Tenant.

                  E. Neither this Lease nor any memorandum hereof will be recorded by Tenant.

                  F. Nothing contained in this Lease should be deemed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between landlord and tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                  G. Whenever in this Lease the context allows, the word "including" will be deemed to mean "including without limitation." The headings articles, sections or paragraphs are for convenience only and shall not be relevant for purposes on interpretation of this lease.

                  H. This Lease does not create, nor will Tenant have, any express or implied easement for other rights to air, light or view over or about the Premises and/or Premises Building or any part thereof.

                  I. Tenant shall construct no improvement or other installation at the Premises that would interfere with drainage, storm water run off or other such matters between the Premises and the adjacent Suniland Center and any parking areas.

                  J. Any acts to be performed by Landlord under or in connection with this Lease may be delegated by Landlord to its managing agent or other authorized person or firm.

                  K. This Lease shall not be more strictly constructed against either party hereto by reason of the fact that one party may have drafted any or all of the terms and provisions hereof. It is acknowledged that each of the parties hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this Lease.

                  L. Landlord and Tenant acknowledge that the terms and provisions of this Lease have been negotiated based upon a variety of factors, occurring at a coincident point in time, including, but not limited to: (i) the individual principals involved and the financial strength of Tenant, (ii) the nature of Tenant's business and use of the Premises and/or Premises, (iii) the prior relationship between the parties and (iv) the economic conditions affecting the rental rates. Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, the Tenant agrees to use its best efforts not to disseminate in any manner whatsoever, (whether by word of mouth, mechanical reproduction, physical tender or by any manner of visual or aural transmission or review) the terms and conditions of this Lease to third parties who could in any way be considered presently or in the future as prospective tenants for this or any other leasehold property with which Landlord may be involved.

                  M. If more than one entity is named herein Tenant, their liability hereunder will be joint and several. In case Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) Tenant shall deliver the Landlord or its agent, concurrently with the delivery of this Lease, executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder. In case Tenants is a partnership, tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization thereof by all of the general or managing partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. It is agreed that each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that neither the death, resignation or withdrawal of any partner, nor the subsequent modification or waiver of any of the terms and provisions of this Lease, shall release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented in writing to such release.

                  N. Landlord has made no inquiries about and makes no representation (express or implied) concerning whether Tenant's proposed use of premises and/or Premises Building is permitted under applicable law, including zoning law, should tenant's proposed use be prohibited, Tenant shall be obligated to comply with applicable law and this Lease shall nevertheless remain in full force and effect.

                  O. In connection with any dispute involving the interpretation and enforcement of any provisions of this Lease and/or the collection of any sums due under this Lease regardless of whether litigation is commenced, and through all appellate actions and proceedings if litigation is commenced, the prevailing party shall be entitled to recover its reasonable attorneys fees and costs.

         39.      LANDLORD'S ASSIGNMENT OF LEASE: The term "Landlord" as used in
                  ------------------------------
this Lease shall mean JACKS' SUNILAND CENTER, LTD., or any assignee, designed or successor in interest to the same. In the event of any assignment of Landlord's interest in the Lease, landlord shall be released and discharged from all covenants, conditions and agreements of Landlord hereunder accruing with respect to the Lease from and after the date such assignment, but such covenants, conditions and agreements shall be in binding on the assignee until there after further assigned. In addition, Tenant understands and acknowledges that the Premises/or Premises Building shall be, from time to time, subject to one or more mortgages, management, operations and easement agreements as Landlord shall deem necessary or appropriate or which are necessary to effectuate the terms of this Lease.

                  IN WITNESS WHEREOF, the parties have signed and delivered this Lease as of the day and year first above written.

Witnesses:                                  "LANDLORD"
                                            ----------
                                            JACKS' SUNILAND CENTER, LTD.
                                            JACKS' SUNILAND CENTER, INC. - General Parner

/s/ Robert L. Bonnet
-------------------------------------
Print Name  Robert L. Bonnet


                                            By:     /s/ Jack Kantrowitz
                                               ---------------------------------
/s/ Dianna L. Romero                                Jack Kantrowitz, President
-------------------------------------
Print Name  Dianna L. Romero

                                            By:    /s/ Jack Leoniff
                                               ---------------------------------
                                                    Jack Leoniff, Vice President

                                            "TENANT"
                                            --------
                                            FLORIDA SAVINGS BANK,
                                            a Florida corporation

/s/ Robert L. Bonnet
-------------------------------------
Print Name  Robert L. Bonnet


                                            By:     /s/ Bernard Janis
                                               ---------------------------------
                                                    Bernard Janis,
                                                    its Chief Executive Officer


/s/ Dianna L. Romero
-------------------------------------
Print Name  Dianna L. Romero

                                   EXHIBIT A

                            [DIAGRAM OF FLOOR PLAN]

                                   Exhibit B
                                   ---------

                       Legal Description of the Premises
           Leased to Florida Savings Bank and Florida Savings Bancorp


The Southwesterly one hundred seven (107) feet of the Southeasterly one hundred sixteen (116) feet of Lot 23A and Lot 24A; and the Southeasterly one hundred sixteen (116) feet of the Southwesterly one half (1/2) of Lot 22A; the foregoing being in Block 1 of SUNILAND CENTER THIRD AMENDED PLAT, according to the Plat thereof, as recorded in Plat Book 77 at Page 24 of the Public Records of Miami-Dade County, Florida, a/k/a 8181 Southwest 117th Street, Village of Pinecrest, Florida. Tax Folio #20-5010-0060.